                                                                    Exhibit 11.1


STATEMENT REGARDING COMPUTATION OF PER-SHARE NET LOSS
                                               Three Months Ended March 31,
                                                 1996                 1997
                                              -------------------------------
AVERAGE SHARES OUTSTANDING                      7,305,441           7,337,290

NET EFFECT OF ANTI-DILUTIVE STOCK AND STOCK
OPTIONS AND WARRANTS                                    0                   0
                                              -------------------------------

TOTAL                                           7,305,441           7,337,290
                                              ===============================

NET LOSS                                      ($1,177,112)        ($1,744,178)
                                              ===============================

PER-SHARE AMOUNT                                 ($0.16)             ($0.24)
                                              ===============================




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